                                                                     Exhibit 6.B

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                  April 9, 2001


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

            I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-67775).

                                                 Sincerely,


                                                 /s/  Scott V. Carney
                                                 ------------------------
                                                 Scott V. Carney, FSA, MAAA
                                                 Actuary